Exhibit (d)(3)

September 21, 2016

PRIVATE AND CONFIDENTIAL

Synchronoss Technologies, Inc.

200 Crossing Blvd.

Bridgewater, NJ 08807

Attention: President

Re: Non-Disclosure Agreement

Ladies and Gentlemen:

In connection with your consideration of a potential consensual transaction negotiated directly by and between Intralinks Holdings, Inc., a Delaware corporation (“Intralinks,” and collectively with its subsidiaries, the “Company” or “us”), and Synchronoss Technologies, Inc. (“Synchronoss” or “you”) (a “Transaction”), each of the parties hereto is prepared to make certain information available (the party making such information available, the “Disclosing Party”) to the other party hereto (the “Receiving Party”) concerning the business, financial condition, operations, assets, prospects and liabilities of the Disclosing Party. As a condition to the Disclosing Party’s furnishing any such information to the Receiving Party and its Representatives (as defined below), the Receiving Party agrees to treat such information in strict confidence in accordance with the provisions of this Non-Disclosure Agreement (this “Agreement”), and to take or refrain from taking the other actions as hereinafter set forth.

As used in this Agreement, (i) the term “Representative” means, as to any person, such person’s affiliates and its and their respective directors, officers, employees, consultants, attorneys, accountants, financial advisors or other representatives; (ii) the term “affiliate” has the meaning given to that term in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”); and (iii) the term “person” shall be broadly interpreted to mean all natural and legal persons, including, without limitation, any company, corporation, general or limited partnership, limited liability company, trust, or other entity. For purposes of this letter agreement, the term “Representatives” as applied to you does not include potential debt or equity financing sources or co-bidders, unless approved in writing in advance by the Company.

1.                                      Evaluation Material.

As used in this Agreement, the term “Evaluation Material” means all information concerning the Disclosing Party (whether furnished before, on or after the date hereof, whether prepared by the Disclosing Party, its Representatives or otherwise, whether or not marked as

404 Wyman Street, Suite 1000, Waltham, MA 02451, Tel: 617-574-5456, www.intralinks.com being confidential, and irrespective of the form of communication, including oral as well as written and electronic communications) that is furnished to the Receiving Party or to its Representatives by or on behalf of the Disclosing Party. The term “Evaluation Material” also includes all notes, analyses, compilations, studies, interpretations and other documents prepared by the Receiving Party or its Representatives which contain, reflect or are based upon, in whole or in part, the information that is furnished to the Receiving Party or its Representatives by or on behalf of the Disclosing Party. The term “Evaluation Material” does not include information that (a) has become generally known to the public other than as a result of a disclosure by the Receiving Party or any of its Representatives in breach of this Agreement, (b) was within the Receiving Party’s possession prior to it being furnished to the Receiving Party by or on behalf of the Disclosing Party; provided, that the source of such information was not known by the Receiving Party, after reasonable inquiry, to be bound by a confidentiality agreement with, or other contractual, legal or fiduciary obligation of confidentiality to, the Disclosing Party or any of its Representatives with respect to such information, (c) has become available to the Receiving Party on a non-confidential basis from a source other than the Disclosing Party or any of its Representatives if such source is not known by the Receiving Party, after reasonable inquiry, to be bound by a confidentiality agreement with, or any other contractual, legal, or fiduciary obligation of confidentiality to, the Disclosing Party or any of its Representatives with respect to such information, or (d) the Receiving Party can demonstrate was lawfully independently developed by the Receiving Party without reference to any Evaluation Material.

2.                                      Evaluation Material and Confidentiality.

The Receiving Party and its Representatives shall use the Evaluation Material of the Disclosing Party solely for the purpose of considering, evaluating and negotiating a Transaction, shall not use any of the Evaluation Material for any other purpose, shall keep the Evaluation Material strictly confidential, and, except as provided in this Section 2 and in Section 5, shall not disclose any of the Evaluation Material in any manner whatsoever without the prior written consent of the Disclosing Party; provided, however, that the Evaluation Material may be disclosed to the Receiving Party’s Representatives who (i) need to know the information so disclosed for the purpose of evaluating or advising the Receiving Party with respect to considering, evaluating and negotiating a Transaction, (ii) are informed by the Receiving Party in advance of the confidential nature of the Evaluation Material, (iii) are directed by the Receiving Party to treat the Evaluation Material confidentially and (iv) are required to act consistently with the terms of this Agreement. The Receiving Party shall be responsible for any breach of this Agreement by any of its Representatives, and the Receiving Party agrees, at its sole expense, to take all reasonable measures to assure that its Representatives do not make any prohibited or unauthorized disclosure or use (including in legal proceedings to the extent set forth in Section 5 of this Agreement) of the Evaluation Material.

3.                                             Ownership of Evaluation Material; No License.

All proprietary and intellectual property rights in and to the Evaluation Material of the Disclosing Party shall remain, as between the parties hereto, the sole and exclusive property of the Disclosing Party and its affiliates. No license, title, interest or right in or to the Evaluation Material is granted to the Receiving Party or any of its Representatives under this Agreement.

4.                                             Transaction Information, Discussions and Confidentiality.

Except as expressly permitted in Section 2 or 5 of this Agreement, you agree that without the prior written consent of Intralinks, neither you nor any of your Representatives shall disclose to any person the existence or terms of this Agreement, the fact that the Evaluation Material exists or has been made available to you or any of your Representatives, the fact that you have any interest in pursuing a Transaction involving the Company, the fact that discussions or negotiations concerning a Transaction are or may be taking place, or have taken place between you and the Company (and/or any of the Company’s Representatives), or any of the terms, conditions or other matters discussed between you and the Company (and/or any of the Company’s Representatives) with respect thereto (the foregoing such information described in this sentence being hereafter referred to collectively as, “Transaction Information”). Without limiting the generality of the foregoing and for purposes of clarification, except with the prior written consent of Intralinks, you agree that neither you nor any of your Representatives shall enter into any discussions or any agreement, understanding, plan or arrangement with any person regarding any equity or co-investment participation by that person or others with you in a Transaction and you shall not enter into any exclusivity agreement or exclusivity arrangement with respect to a Transaction with any bank or other debt financing source. Except as required by applicable law or stock exchange rule or as permitted by Section 5 of this Agreement, the Company agrees that without the prior written consent of Synchronoss, neither the Company nor any of its Representatives shall identify Synchronoss as a potential bidder for the Company, that Evaluation Material of the Company has been made available to Synchronoss or any of its Representatives or that Evaluation Material of Synchronoss has been made available to the Company or any of its Representatives (the foregoing such information described in this sentence being hereafter referred to collectively as, “Bidder Information”).

5.                                             Legally Required Disclosure.

If the Receiving Party or any of its Representatives is required in any judicial, governmental, administrative or other legal proceeding, or pursuant to subpoena, civil investigative demand or other compulsory process, in each case in the form of an externally initiated demand in the first instance, to disclose any Evaluation Material of the Disclosing Party or (with respect to you or any of your Representatives) any Transaction Information, the Receiving Party and any such Representative shall first provide the Disclosing Party with prompt written notice of any such requirement, to the extent the Receiving Party or such Representatives may legally do so, so that the Disclosing Party may seek a protective order or other appropriate remedy, and shall consult with the Disclosing Party with respect to the Disclosing Party or the Receiving Party or such Representative taking steps to seek to resist or narrow the scope of such required or requested disclosure. If, in the absence of a protective order or other remedy or the receipt of a waiver by the Disclosing Party, the Receiving Party or any of its Representatives determine, after consultation with and upon the advice of outside legal counsel, that the Receiving Party or any such Representative is legally compelled to disclose Evaluation Material or Transaction Information, as applicable, to any tribunal or other public or governmental authority, or else stand liable for contempt or suffer other censure or penalty, the Receiving Party and any such Representative may disclose only that portion of the Evaluation Material or Transaction Information, as applicable, which the Receiving Party or any such Representative determine, after consultation with and upon the advice of outside legal counsel, is legally required to be disclosed; provided, that the Receiving Party or such Representative shall use reasonable efforts to preserve the confidentiality of the Evaluation Material or Transaction Information so disclosed, including, without limitation, by cooperating with the Disclosing Party to obtain an appropriate protective order or other reliable assurance that confidential treatment will be accorded to the Evaluation Material or Transaction Information by such tribunal or other public or governmental authority.

If the Company or any of its Representatives are required in any judicial, governmental, administrative or other legal proceeding, or pursuant to subpoena, civil investigative demand or other compulsory process, in each case in the form of an externally initiated demand in the first instance, to disclose any Bidder Information, the Company and any such Representative shall first provide Synchronoss with prompt written notice of any such requirement, to the extent the Company or such Representatives may legally do so, so that Synchronoss may seek a protective order or other appropriate remedy (at Synchronoss’s sole expense), and shall consult with Synchronoss with respect to the Company or Synchronoss or such Representative taking steps to seek to resist or narrow the scope of such required or requested disclosure. If, in the absence of a protective order or other remedy or the receipt of a waiver by Synchronoss, the Company or any of its Representatives determine, after consultation with and upon the advice of legal counsel, that the Company or any such Representative are legally compelled to disclose Bidder Information to any tribunal or other public or governmental authority, or else stand liable for contempt or suffer other censure or penalty, the Company and any such Representative may disclose only that portion of the Bidder Information which the Company or any such Representative determine, after consultation with and upon the advice of legal counsel, is legally required to be disclosed; provided, that the Company or such Representative shall use reasonable efforts to preserve the confidentiality of the Bidder Information so disclosed, including, without limitation, by cooperating with Synchronoss to obtain an appropriate protective order or other reliable assurance that confidential treatment will be accorded to the Bidder Information by such tribunal or other public or governmental authority.

6.                                      Return of Evaluation Material.

At any time upon the request of the Disclosing Party for any reason, the Receiving Party shall promptly, and in any event no later than twenty (20) days after receipt of the request, deliver to the Disclosing Party, or at the Receiving Party’s option, destroy, all tangible Evaluation Material of the Disclosing Party (including all copies, extracts and other reproductions thereof, whether in paper, electronic or other form or media) furnished to the Receiving Party or its Representatives by or on behalf of the Disclosing Party pursuant to this Agreement; provided, however, that the Receiving Party and its Representatives shall be entitled to retain one complete copy, in electronic archival storage form, of all Evaluation Material in accordance with document retention laws applicable to the Receiving Party and to such other persons, as the case may be, but only to the extent that appropriate personnel whose primary function within the Receiving Party’s organization and within the organizations of such other persons, as the case may be, is information technology in nature will have unrestricted access to such retained information; and provided, further, however, that one firm of the Receiving Party’s outside legal counsel will be entitled to retain one complete copy of Evaluation Material in paper format as may be necessary to document the Receiving Party’s consideration of a Transaction for the purpose of establishing compliance with any applicable laws or regulations and for defending and maintaining any litigation (or any arbitral or administrative case or proceeding) relating to this Agreement or the Evaluation Material; provided, that all such information shall continue to be kept confidential and shall be stored only in such firm of counsel’s record archives to which access is not made generally available to partners, associates and other employees of such firm of counsel. The return or destruction of the Evaluation Material, as the case may be, including that prepared by the Receiving Party or its Representatives, shall be certified in writing to the Disclosing Party by an authorized officer supervising such destruction. Notwithstanding the return or destruction of the Evaluation Material, the Receiving Party and its Representatives shall continue to be bound by its and their obligations of confidentiality and other obligations hereunder.

7.                                      Privileged Information.

The furnishing to the Receiving Party or its Representatives of any Evaluation Material shall not be deemed to waive or in any manner diminish any attorney-client privilege, attorney work-product protection or other privilege or protection applicable to any such Evaluation Material. The parties hereto acknowledge and agree that they (a) are or may become joint defendants in legal proceedings to which such Evaluation Material relates, and (b) intend that all such privileges and protections shall remain intact should either party become subject to any legal proceedings to which such Evaluation Material is relevant. In furtherance of the foregoing, each party hereto agrees not to claim or contend that the other party has waived any attorney-client privilege, attorney work-product protection or other protection or privilege by providing information pursuant to this Agreement or any subsequent agreement (definitive or otherwise) regarding a Transaction into which the parties hereafter may enter.

8.                                             No Representation or Warranty as to Accuracy and Completeness of Evaluation Material.

Each party hereto reserves the right, in its sole discretion, to determine what information it will provide or withhold (and, if provided, the form thereof), as well as the times and locations at which it elects to make such information available. Neither party hereto nor any of its Representatives has made, hereby makes or will make any representation or warranty, express or implied, as to the accuracy or completeness of any of its Evaluation Material. Each party hereto acknowledges and agrees that neither the other party hereto nor any of its Representatives shall have any obligation or liability to such first party or to any of its Representatives relating to or resulting from the use (by such first party or any of its Representatives) of the Evaluation Material of the other party or any inaccuracies or errors therein or omissions therefrom. Each party hereto also acknowledges and agrees that it is not entitled to rely on the accuracy or completeness of any Evaluation Material of the other party and that it shall be entitled to rely solely on such representations or warranties of the other party hereto as may be made in a definitive agreement, if any, relating to a Transaction, when, as and if, entered into by the parties hereto and thereto, and subject to such qualifications, limitations and restrictions as may be expressly specified therein.

9.                                             Standstill.

You agree that for a period of eighteen (18) months from and after the date hereof (the “Standstill Period”), neither you nor any of your Representatives shall (and you shall cause your Representatives not to), directly or indirectly, or directly or indirectly instruct others to (including, without limitation, by directing, assisting, inducing, proposing to, encouraging, requesting or suggesting that any other person do so), unless specifically invited in writing by the Intralinks’ Board of Directors:

(a)                                        effect or seek, offer or propose (whether publicly or otherwise and whether or not subject to conditions) to effect, or announce any intention to effect or cause or participate in or in any way knowingly assist, facilitate or encourage any other person to effect or seek, offer or propose (whether publicly or otherwise and whether or not subject to conditions) or announce any intention to effect or cause or participate in: (i) obtaining any economic interest in, or the acquiring of, any right to direct the voting or disposition of or any other right with respect to, any securities or other obligations of Intralinks or any of its subsidiaries (directly or by means of any Derivative Securities (as defined below)), in each case, whether or not any of the foregoing may be acquired or obtained immediately or only after the passage of time or upon the satisfaction of one or more conditions (whether or not within the control of such party) pursuant to any agreement, arrangement or understanding (whether or not in writing) or otherwise and whether or not any of the foregoing would give rise to “beneficial ownership” (as such term is used in Rule 13d-3 promulgated under the Exchange Act), and, in each case, whether or not any of the foregoing is acquired or obtained by means of borrowing of securities, operation of any Derivative Security or otherwise; (ii) any tender or exchange offer for securities of Intralinks or any of its subsidiaries, or any merger, consolidation, business combination or acquisition or disposition of assets of Intralinks or any of its subsidiaries; (iii) any recapitalization, restructuring, liquidation, dissolution or other similar extraordinary transaction with respect to Intralinks or any of its subsidiaries; or (iv) any “solicitation” of “proxies” to vote (as such terms are used in Regulation 14A of the Exchange Act) or consents to vote (whether or not related to the election or removal of directors) with respect to any voting securities of Intralinks or any of its subsidiaries, or the initiation, proposal, encouragement or solicitation of stockholders of Intralinks or any of its subsidiaries for the approval of any stockholder proposals with respect to Intralinks or any of its subsidiaries, or the solicitation, advisement or influence of any person with respect to the voting of any voting securities of Intralinks or any of its subsidiaries;

(b)                                 deposit any shares of common stock or other voting securities of Intralinks or any of its subsidiaries in a voting trust or subject shares of common stock or other voting securities of Intralinks or any of its subsidiaries to a voting agreement or other agreement or arrangement with respect to the voting of such shares or securities, including, without limitation, lend any securities of Intralinks or any of its subsidiaries to any person for the purpose of allowing such person to vote such securities in connection with any stockholder vote or consent of Intralinks or any of its subsidiaries;

(c)                                  form, join or in any way participate in a “group” as defined in Section 13(d)(3) of the Exchange Act with respect to any securities of Intralinks or any of its subsidiaries or otherwise in connection with any of the foregoing;

(d)             (i) call or seek to call any meeting of stockholders of Intralinks or any of its subsidiaries, including by written consent, or provide to any third party a proxy, consent or requisition to call any meeting of stockholders of Intralinks or any of its subsidiaries, (ii) seek to have the stockholders of Intralinks or any of its subsidiaries authorize or take corporate action by written consent without a meeting, solicit any consents from stockholders or grant any consent or proxy for a consent to any third party seeking to have the stockholders authorize or take corporate action by written consent without a meeting, (iii) seek representation on the Board of Directors of Intralinks or any of its subsidiaries, (iv) seek the removal of any member of Board of Directors of Intralinks or any of its subsidiaries, (v) conduct a referendum of stockholders of Intralinks or any of its subsidiaries or (vi) make a request for a stockholder list or other similar records of Intralinks or any of its subsidiaries;

(e)           otherwise act, alone or in concert with others, to seek to control or influence the management, Board of Directors or policies of Intralinks or any of its subsidiaries;

(f)            disclose any intention, plan or arrangement inconsistent with the foregoing;

(g)           knowingly instigate, encourage, join, act in concert with or assist (including, but not limited to, providing or assisting in any way in the obtaining of financing for, or acting as a joint or co-bidder for Intralinks or any of its subsidiaries with) any third party to do any of the foregoing;

(h)           take any action that could reasonably be expected to require Intralinks or any of its subsidiaries to make a public announcement regarding the possibility of any of the events described in this paragraph; or

(i)            request that Intralinks or its Board of Directors or any of their respective representatives amend or waive any provision of this paragraph (including this sentence) or for the Board of Directors of Intralinks to specifically invite you or any of your Representatives to take any of the actions prohibited by this paragraph;

provided, however, that the restrictions set forth in this Section 9 shall terminate immediately upon (A) the public announcement by Intralinks that it has entered into a definitive agreement with a third party for a transaction involving the acquisition of more than 50% of the outstanding equity securities of Intralinks or all or substantially all of the assets (on a consolidated basis) of the Intralinks or (B) any person or group publicly announces or commences a tender or exchange offer to acquire voting securities of Intralinks, that, if successful, would result in such person or group beneficially owning more than 50% of the then outstanding voting securities of Intralinks, and Intralinks files a Schedule 14D-9 with respect to such tender or exchange offer that recommends that Intralinks’ stockholders accept such offer. The expiration of the Standstill Period will not terminate or otherwise affect any of the other provisions of this Agreement.

You represent and warrant to the Company that, as of the date of this Agreement, other than interests in any Index Funds, neither you nor any of your affiliates, directly or indirectly, (i) own of record or beneficially any Voting Securities or Derivative Securities of the Company, (ii)

possess or have the right to possess any economic interest, any right to direct the voting or disposition of, or any other right with respect to, any securities or Derivative Securities of the Company, in each case, whether or not any of the foregoing may be acquired or obtained immediately or only after the passage of time or upon the satisfaction of one or more conditions (whether or not within your control) pursuant to any agreement, arrangement or understanding (whether or not in writing) or otherwise and whether or not any of the foregoing would give rise to “beneficial ownership” (as such term is used in Rule 13d-3 promulgated under the Exchange Act), or (iii) have entered into any arrangements, agreements or understandings with any other person that, if entered into following the date of this Agreement, would violate this Section 9.

For purposes of this Section 9, “Derivative Securities” means, with respect to any person, any rights, options or other securities convertible into or exercisable or exchangeable for equity securities, or other obligations or any obligations measured by the price or value of any equity securities of such person, including without limitation any swaps or other derivative arrangements.

For purposes of this Section 9, “Index Funds” means mutual funds, broad-based index options, broad-based index futures and broad-based publicly traded market baskets of stocks, indebtedness or other obligations, in each case approved for trading by the appropriate federal governmental authority.

10.             Effect of Agreement.

No agreement providing for any Transaction currently exists and none shall be deemed to exist between the parties hereto unless and until a definitive written agreement for any such Transaction is hereafter negotiated, executed and delivered with the intention of being legally binding upon the parties hereto and any other necessary parties thereto. The parties hereto agree that unless and until a definitive agreement between them with respect to a Transaction has been executed and delivered by them and any such other parties, with the intention of being legally binding as aforesaid, neither party nor any of their respective affiliates shall be under any obligation of any kind whatsoever with respect to a Transaction, including any obligation to commence or continue discussions or negotiations with respect to a Transaction, by virtue of this Agreement or any other written or oral expression with respect to such a Transaction by the parties hereto or any of their Representatives.

11.             Designated Contact Persons.

Unless otherwise agreed in writing by the Company, all (i) communications regarding the Transaction, (ii) requests for additional information or Evaluation Material in connection with the Transaction, (iii) requests for property tours or management meetings and (iv) discussions or questions regarding procedures in connection with the Transaction, will be submitted or directed solely to those Representatives of the Company who are designated in writing by the Chief Executive Officer of the Company from time to time for such purpose. You further agree not to contact, and to cause and direct your Representative not to contact, any officers, directors, or employees or independent contractors of the Company or any of its subsidiaries in connection with the Transaction without the prior written consent of the Company (or a Representative of the Company referred to in the prior sentence).

12.             Non-Solicitation.

You agree that, except as provided in a definitive agreement relating to a Transaction, for a period of twelve (12) months following the date of this Agreement, neither party shall, and shall not authorize, instruct, encourage or facilitate the ability of any of its Representatives and any person acting on behalf of or in concert with it or any of its Representatives to, in any manner, directly or indirectly, solicit for hire any of the executive officers or any of the employees of the other party with whom the first party first had contact or first become aware of in connection with a Transaction; provided, however, that the foregoing does not preclude any party or its Representatives from: (a) soliciting employees through, or hiring employees who respond to, general job advertisements or similar notices that are not targeted specifically at the employees of the other party; or (b) soliciting or hiring employees whose employment has been terminated by the other party, as applicable.

13.             Securities Law Compliance.

It is expected that the Evaluation Material will contain material information about the Disclosing Party that has not been disclosed to the public generally. Each party hereby acknowledges that its is aware, and it agrees to advise its Representatives who are informed as to the matters that are the subject of this Agreement, that the U.S. federal and many state securities laws prohibit any person who has received from an issuer material, non-public information concerning the matters that are the subject of this Agreement from purchasing or selling securities of such issuer or from communicating such information to any person under circumstances in which it is foreseeable that such person is reasonably likely to purchase or sell such securities.

14.             Remedies.

Each party hereby acknowledges and agrees that money damages would not be a sufficient remedy for breach of this Agreement by other party or any of its Representatives and that, therefore, the first party shall be entitled to seek equitable relief, including injunctions and specific performance, as a remedy for any such breach without necessity of posting any bond or other security, and without proof of any actual damages. Such remedies shall nonetheless not be deemed to be the exclusive remedies for a breach of this Agreement, and shall be in addition to all other remedies available to a party at law or equity.

15.             Other Terms.

(a)           Waivers and Amendments; Assignment. No failure or delay by any party to this Agreement in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or future exercise thereof or the exercise of any other right, power or privilege hereunder. No provision of this Agreement may be amended or modified, in whole or in part, nor any waiver or consent given, unless approved in writing by the Company and you in the case of an amendment or modification or by the party to be charged in the case of a waiver or consent, which writing specifically refers to this Agreement and the provision so amended or modified or for which such waiver or consent is given. Neither party may assign this Agreement or any part thereof without the prior written consent of the other party, and any purported assignment without such consent shall be null and void.

(b)           Notices. All notices hereunder to a party hereto shall be deemed given if in writing and delivered, if sent by courier, electronic mail or by registered or certified mail (return receipt requested) to the party at its address (or at such other address as shall be specified by like notice) set forth on the signature page(s) to this Agreement. Any notice given by delivery, mail (including electronic mail) or courier shall be effective when received.

(c)           Governing Law. The validity and interpretation of this Agreement, and all controversies arising from or relating to performance under this Agreement, shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to its conflicts of laws principles to the extent such conflicts of laws principles would result in the application of the laws of another jurisdiction.

(d)           Consent to Jurisdiction. The parties to this Agreement hereby irrevocably and unconditionally consent to submit to the jurisdiction of the state courts of the State of Delaware or of the United States District Court for the District of Delaware for any actions, suits or proceedings arising out of or relating to this Agreement and the transactions contemplated hereby, and further agree that service of any process, summons, notice or document by United States registered mail, postage prepaid, to their address set forth herein shall be effective service of process for any action, suit or proceeding brought against it in any such court. The parties to this Agreement hereby irrevocably and unconditionally waive any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby, in the state courts of the State of Delaware or of the United States District Court for the District of Delaware , and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

(e)           Entire Agreement; Severability. This Agreement contains the entire agreement between the parties hereto concerning the confidentiality of Transaction Information and Evaluation Material, the standstill agreements, the no-solicitation agreement and the other covenants, undertakings and subject matter set forth in this Agreement. This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. If any term or provision of this Agreement, or any application thereof or any circumstances, shall, to any extent for any reason, be held to be invalid or unenforceable, the remainder of this Agreement, or the application of such term or provision to circumstances other than those to which it is held invalid or unenforceable, shall not be affected thereby and shall be construed as if such invalid or unenforceable provision had never been contained herein and each term and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by applicable law.

(f)            Construction. The parties hereto acknowledge and agree that they have both participated in the negotiations and preparation of this Agreement, together with their Representatives. Accordingly, the parties further agree that no presumption or burden of proof shall be raised in any question of interpretation of this Agreement based upon any assertion that one party or the other has drafted this Agreement or any provision hereof.

(g)           Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which together will constitute one and the same agreement. Signatures to this Agreement transmitted by facsimile transmission, by electronic mail in “portable document format” (“.pdf”) form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing the original signature.

[Signature Page Follows]

Please confirm your agreement with the foregoing by signing and returning one copy of this letter to the undersigned, whereupon this letter shall become a binding agreement between you and Intralinks.

Very truly yours,

INTRALINKS HOLDINGS, INC.

			By:	/s/ Scott Semel
				Name:	Scott Semel
				Title:	EVP, General Counsel

Address for Notices:

404 Wyman Street, North, Suite 1000
Waltham, MA 02451
Attention: General Counsel

Accepted and agreed as of the date first written above

SYNCHRONOSS TECHNOLOGIES, INC.

By:	/s/ Bob Garcia
	Name:	Bob Garcia
	Title:	President

Address for Notices:

200 Crossing Blvd.
Bridgewater, NJ 08807
Attention: General Counsel

[Signature Page to Non-Disclosure Agreement]